NuScale to Host Company Update Call on Friday, June 3rd PORTLAND, Ore.--(BUSINESS WIRE)-- NuScale Power Corporation (“NuScale” or the “Company”) (NYSE: SMR), the industry-leading provider of proprietary and innovative advanced small modular nuclear reactor (“SMR”) technology, today announced that it will host a Company Update call for investors and analysts on Friday, June 3, at 11:00 a.m. Eastern Time. President and Chief Executive Officer, John Hopkins, and Chief Financial Officer and Chief Strategy Officer, Chris Colbert, will provide commentary on recent business highlights, reaffirm financial projections, and take questions from analysts. Details for the events are as follows: NuScale Power Company Update Call When: Friday, June 3, 2022 Time: 11:00 a.m. Eastern Time Dial-in: (888) 660-6537; Conference ID: 1436219 Webcast: https://events.q4inc.com/attendee/580415941 An archived webcast of the Company Update will be accessible from the “Events” section of NuScale’s Investor Relations website for on demand viewing at https://ir.nuscalepower.com/. About NuScale Power NuScale Power (NYSE: SMR) is poised to meet the diverse energy needs of customers across the world. It has developed small modular reactor (SMR) nuclear technology to supply energy for electrical generation, district heating, desalination, commercial-scale hydrogen production and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 megawatts of electricity (MWe) and can be scaled to meet customer needs. NuScale’s 12-module VOYGR™-12 power plant is capable of generating 924 MWe, and NuScale also offers four-module VOYGR-4 (308 MWe) and six- module VOYGR-6 (462 MWe) power plants, as well as other configurations based on customer needs. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Charlotte, N.C.; Richland, Wash.; and London, UK. To learn more, visit NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. Investor and Media Contacts NuScale Investor inquiries: Gary Dvorchak, The Blueshirt Group for NuScale ir@nuscalepower.com Media inquiries: Diane Hughes, NuScale media@nuscalepower.com Source: NuScale Power